EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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                                                             JURISDICTION OF
            NAME                                              INCORPORATION
            ----                                              -------------


   Abell Lumber Corp.                                          Virginia

   Pallet Management Systems
      of Alabama, Inc.                                         Alabama

   Pallet Management Systems
      of Central Illinois, Inc.                                Illinois

   Pallet Management Systems
      of Illinois, Inc.                                        Illinois

   Pallet Management Systems
      of Indiana, Inc.                                         Indiana